EXHIBIT 23.5
                                                                    ------------



                                LETTER OF CONSENT





To United States Securities and
Exchange Commission


RE:      ENCANA CORPORATION
         ("ENCANA") - REGISTRATION STATEMENT ON FORM F-9


Dear Sirs/Mesdames:

We hereby consent to the use of and reference to our name and our reports, and the inclusion of information derived from our reports, evaluating a portion of EnCana's petroleum and natural gas reserves as at December 31, 2002, in the registration statement on Form F-9 of EnCana (File No. 333-98087).



                                        /s/ Ryder Scott Company - Canada

                                        RYDER SCOTT COMPANY - CANADA



September 23, 2003
Calgary, Alberta